Exhibit 10.13

VITAL THERAPIES, INC.

2014 EQUITY INCENTIVE PLAN

GLOBAL STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Vital Therapies, Inc. 2014 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Global Stock Option Agreement, which includes the Notice of Stock Option Grant (the “Notice of Grant”), Terms and Conditions of Stock Option Grant (attached hereto as Exhibit A) and the Appendices (attached hereto as Appendix A and Appendix B) containing country-specific terms and conditions (collectively, this “Agreement”).

NOTICE OF STOCK OPTION GRANT

Participant:

Participant has been granted an Option to purchase Common Stock of Vital Therapies, Inc. (the “Company”), subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Number of Shares Granted

Exercise Price per Share

Total Exercise Price

Type of Option

Term/Expiration Date

Vesting Schedule:

Subject to accelerated vesting as set forth below or in the Plan, this Option will be exercisable, in whole or in part, in accordance with the following schedule:

One forty-eighth (1/48th) of the Shares subject to the Option shall vest monthly over four years from the Vesting Commencement Date, subject to Participant continuing to be a Service Provider on such dates.

Termination Period:

Unless otherwise provided in Appendix A or B, this Option will be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option will be exercisable for twelve (12) months after Participant ceases to be a Service Provider. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 14(c) of the Plan.

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Agreement, including all exhibits and appendices hereto, all of which are made a part of this document. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	VITAL THERAPIES, INC.

Signature	By

Print Name	Title

Address:

EXHIBIT A

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1. Grant of Option. The Company hereby grants to the participant named in the Notice of Grant (“Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Agreement and the Plan, which is incorporated herein by reference. Subject to Section 19(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail.

If Participant is a U.S. taxpayer and if the Option is designated in the Notice of Grant as an Incentive Stock Option (“ISO”), it is intended to qualify as an ISO under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). However, if this Option is intended to be an ISO, to the extent that it exceeds the $100,000 limit under Code Section 422(d) it will be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) will not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as an NSO granted under the Plan. In no event will the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

2. Vesting Schedule. Except as provided in Section 3, the Option awarded under this Agreement will vest in accordance with the vesting schedule set forth in the Notice of Grant. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Agreement unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

3. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.

4. Exercise of Option.

(a) Right to Exercise. Subject to any applicable terms and conditions in the Appendices, this Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit B (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable Tax-Related Items (as defined under Section 6(a) below). This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with the satisfaction of any applicable Tax-Related Items.

5. Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:

(a) cash;

(b) check;

(c) if the Shares are then registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and listed or quoted on a recognized national securities exchange, consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

(d) if Participant is a U.S. taxpayer, surrender of other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company.

6. Tax Obligations.

(a) Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or any Parent or Subsidiary, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Parent or Subsidiary. Participant further acknowledges that the Company and/or the Parent or Subsidiary (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including, but not limited to, the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Parent or Subsidiary may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Parent or Subsidiary to satisfy all Tax-Related Items.

In this regard, Participant authorizes the Company and/or the Parent or Subsidiary, or their respective agents, at their sole discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the amount of such Tax-Related Items, (iii) withholding the amount of such Tax-Related Items from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Parent or Subsidiary, (iv) if Participant is a U.S. taxpayer, delivering to the Company already owned Shares having a Fair Market Value equal to such Tax-Related Items, or (v) if the Shares are then registered under the Securities Act and listed or quoted on a recognized national securities exchange, by selling a sufficient number of such Shares either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent) as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount of the Tax-Related Items. For the avoidance of doubt, if Participant is a Service Provider outside the U.S., payment of Tax-Related Items may not be effectuated by surrender of other Shares with a Fair Market Value equal to the amount of any Tax-Related Items.

Depending on the withholding method, the Company or the Parent or Subsidiary may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Shares equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Exercised Shares, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items.

Finally, Participant agrees to pay to the Company or the Parent or Subsidiary any amount of Tax-Related Items that the Company or the Parent or Subsidiary may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

(b) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, Participant will immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

(c) Code Section 409A. If Participant is a U.S. taxpayer, under Code Section 409A, an option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per share exercise price that is determined by the U.S. Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a share on the date of grant (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may result in (i) income recognition by Participant prior to the exercise of the option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income, penalty and interest charges to Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share Exercise Price of this Option equals or exceeds the Fair Market Value of a Share on the Date of Grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share Exercise Price that was less than the Fair Market Value of a Share on the

Date of Grant, Participant will be solely responsible for Participant’s costs related to such a determination.

7. Nature of Grant. In accepting this Option, Participant acknowledges, understands and agrees that:

(a) the grant of this Option is voluntary and occasional and does not create any contractual or other right to receive future grants of stock options, or benefits in lieu of stock options, even if stock options have been granted in the past;

(b) all decisions with respect to future stock options or other grants, if any, will be at the sole discretion of the Company;

(c) Participant is voluntarily participating in the Plan;

(d) the future value of the underlying Shares is unknown, indeterminable, and cannot be predicted with certainty;

(e) if the underlying Shares do not increase in value, this Option will have no value;

(f) if Participant exercises this Option and acquires the Exercised Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price; and

(g) if Participant is providing services outside the U.S., neither the Company nor any Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of this Option or of any amounts due to Participant pursuant to the exercise of this Option or the subsequent sale of the Exercised Shares.

8. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the Exercised Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

9. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other grant materials by and among, as applicable, the Company and any Parent or Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Parent or Subsidiary may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all stock options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data may be transferred to a third party stock plan service provider, which may assist the Company (presently or in the future) with the implementation, administration and management of the Plan. Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the U.S.) may have different data privacy laws and protections than Participant’s country. Participant understands that if Participant resides outside the U.S., he or she may request a list with the names and addresses of any potential recipients of Data by contacting the Company’s human resources representative. Participant authorizes the Company, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purposes of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that if Participant resides outside the U.S., he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writingthe Company’s human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her relationship as a Service Provider and status with the Company or the Parent or Subsidiary will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant this Option or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contactthe Company’s human resources representative.

10. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and the receipt of dividends and distributions on such Shares.

11. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

12. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at Vital Therapies, Inc., 15010 Avenue of Science, Suite 200, San Diego, CA 92128, or at such other address as the Company may hereafter designate in writing.

13. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

14. Binding Agreement. Subject to the limitation on the transferability of this Option contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

15. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the purchase by, or issuance of Shares to, Participant (or his or her estate) hereunder, such purchase or issuance will not occur unless and until such listing, registration, qualification, rule compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state, federal or foreign securities or exchange control law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

16. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

17. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

18. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to options awarded under the Plan or future options that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

19. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

20. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

21. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection with the Option. The Company further reserves the right to impose other requirements on Participant’s participation in the Plan, on this Option and on the Exercised Shares to the extent the Company determines it is necessary or advisable for legal reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

22. Amendment, Suspension or Termination of the Plan. By accepting this award, Participant expressly warrants that he or she has received the Option under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

23. Governing Law and Venue. This Agreement will be governed by the laws of the State of Delaware, USA, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Option or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of San Diego County, California, USA, or the federal courts for the United States for the Southern District of California, and no other courts, where this Option is made and/or to be performed.

24. Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on his or her country, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell Shares or rights to Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by Applicable Laws). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and Participant is advised to speak to his or her personal advisor on this matter.

25. Language. If Participant has received this Agreement, or any other document related to this Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

26. Appendix. Notwithstanding any provisions in this Agreement, this Option shall be subject to any special terms and conditions for Participant’s country set forth in the Appendices attached to this Agreement. Moreover, if Participant relocates to one of the countries included in the Appendices, the special terms and conditions for such country will apply to Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendices constitute part of this Agreement.

27. Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other participant.

Appendix A

COUNTRY-SPECIFIC TERMS AND CONDITIONS

FOR EMPLOYEES OUTSIDE THE U.S.

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Option granted to Participant under the Plan if Participant is an Employee and resides and/or works in one of the countries listed below. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan and/or this Agreement to which this Appendix is attached.

If Participant is a citizen or resident of a country other than the one in which he or she is currently working and/or residing, transfers to another country after the Date of Grant, or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to Participant.

In accepting this Option, Participant acknowledges, understands and agrees that:

1. this Option and any Shares acquired under the Plan, and the income and value of same, are not intended to replace any pension rights or compensation;

2. this Option and any Shares acquired under the Plan, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension, retirement or welfare benefits or similar payments;

3. no claim or entitlement to compensation or damages shall arise from forfeiture of this Option resulting from the termination of Participant’s employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and in consideration of the grant of this Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any Parent or Subsidiary, waives his or her ability, if any, to bring any such claim, and releases the Company and any Parent or Subsidiary from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim; and

4. for purposes of this Option, Participant’s employment relationship will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment or other laws in the jurisdiction where Participant is providing services or the terms of Participant’s employment agreement, if any), and unless otherwise expressly provided in this

Agreement or determined by the Company, (i) Participant’s right to vest in this Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., if Participant is an Employee, Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is an Employee or Participant’s employment agreement, if any, unless Participant is providing bona fide services during such time); and (ii) the Termination Period (if any) during which Participant may exercise this Option after such termination of Participant’s employment relationship will commence on the date Participant ceases to actively provide service and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or Participant’s employment agreement, if any; the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing service for purposes of this Option (including whether Participant may still be considered to be providing service while on a leave of absence).

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of July 2014. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information noted herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date by the time Participant vests in or exercises this Option or sells any Exercised Shares.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the Applicable Laws in his or her country may apply to his or her situation.

Finally, Participant understands that if he or she is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, transfers to another country after the Date of Grant, or is considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to Participant in the same manner.

AUSTRALIA

Terms and Conditions

Exercise of Option. The following provisions supplement Section 4 (“Exercise of Option”) of the Terms and Conditions of Stock Option Grant:

This Option shall be exercisable during its term in accordance with the the vesting schedule set forth in the Notice of Grant and with the applicable provisions of the Plan and this Agreement; provided, however, that if this Option vests and becomes exercisable when the Fair Market Value of a shares is equal to or less than the Exercise Price (as set forth in the Notice of Grant), Participant shall not be permitted to exercise this Option until such date that is the first U.S. business day following the first period of ten consecutive days on which the Fair Market Value of a shares has exceeded the Exercise Price.

Further, unless an earlier Term/Expiration Date is set forth in this Agreement, the Term/Expiration Date of this Option shall be the date that is six (6) years and eleven (11) months after the Date of Grant.

Notifications

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on behalf of Participant.

Securities Law Information. If Participant acquires Shares under the Plan and offers such Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Participant is advised to obtain legal advice regarding his or her disclosure obligations prior to making any such offer.

CHINA

Terms and Conditions

The following provisions apply to People’s Republic of China (PRC) nationals and any other individuals who are subject to exchange control requirements in China, as determined by the Company in its sole discretion:

Termination Period. The following provisions replace the first paragraph of the Termination Period provision set forth in the Notice of Grant:

This Option will be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option will be exercisable for six (6) months (or such longer period as may be permited by the China State Administration of Foreign Exchange (“SAFE”) after Participant ceases to be a Service Provider. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 14(c) of the Plan.

Exercise of Option. Notwithstanding any provision of this Agreement, this Option shall not vest nor be exercisable until (a) the Shares are no longer subject to market stand-off restrictions, and (b) all necessary exchange control and other approvals from the China State Administration of Foreign Exchange or its local counterpart (“SAFE”) have been received by the Company or its Chinese Subsidiary under applicable exchange control rules with respect to the Plan and the awards thereunder. Participant must continue to provide services through each date on the vesting schedule to be entitled to exercise this Option.

Cashless Exercise Restriction. Notwithstanding anything to the contrary in this Agreement, due to legal restrictions in China, Participant will be required to pay the Exercise Price by a cashless exercise through a licensed securities broker acceptable to the Company, such that all Shares subject to this Option will be sold immediately upon exercise (i.e., a “same day sale”) and the proceeds of sale, less the Exercise Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to Participant in accordance with any applicable exchange control laws and regulations including but not limited to the restrictions set forth in this Appendix for China below under “Exchange Control Requirements.” The Company reserves the right to provide Participant with additional methods of exercise depending on the development of local law.

Exchange Control Requirements. By accepting this Option, Participant understands and agrees that, pursuant to local exchange control requirements, Participant will be required to repatriate the cash proceeds from the immediate sale of the Shares issued upon the exercise of this Option to China. Participant further understands that, under local law, such repatriation of cash proceeds may need to be effectuated through a special exchange control account established by the Company and/or a Parent or Subsidiary, and Participant hereby consents and agrees that any proceeds from the sale of any Shares Participant acquires may be transferred to such special account prior to being delivered to Participant. Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

The proceeds may be paid to Participant in U.S. dollars or in local currency, at the Company’s discretion. If the proceeds are paid in U.S. dollars, Participant understands and agrees that he or she will be required to set up a U.S. dollar bank account in China (if Participant does not already have one) so that the proceeds may be deposited into this account. If the proceeds are paid in local currency, Participant further understands and agrees that the Company or any Parent or Subsidiary is under no obligation to secure any particular exchange conversion rate and there may be delays in converting the cash proceeds to local currency due to exchange control restrictions. Participant agrees to bear any currency fluctuation risk between the time the cash proceeds are received and the time the cash proceeds are distributed to Participant through the special account described above.

Participant further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with China exchange control requirements.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If Participant makes or receives a payment in excess of this amount, Participant must report the payment to the German Federal Bank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via the German Federal Bank’s website (www.bundesbank.de).

SPAIN

Terms and Conditions

Nature of Grant. The following provisions supplement Section 2 (“Vesting Schedule”), Section 7 (“Nature of Grant”) and Section 11 (“No Guarantee of Continued Service”) of the Terms and Conditions of Stock Option Grant:

By accepting this Option, Participant consents to participation in the Plan and acknowledges that Participant has received a copy of the Plan.

Participant understands that the Company has unilaterally, gratuitously, and in its sole discretion decided to grant options under the Plan to individuals who may be Service Providers of the Company or a Parent or Subsidiary throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any Parent or Subsidiary, other than to the extent set forth in this Agreement. Consequently, Participant understands that this Option is offered on the assumption and condition that this Option and any Shares acquired under the Plan are not part of any employment agreement (either with the Company or any Parent or Subsidiary), and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever. In addition, Participant understands that this Option would not be granted but for the assumptions and conditions referred to above; thus, Participant acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of or right to this Option shall be null and void.

Further, Participant understands that Participant will not be entitled to continue vesting in this Option once Participant’s status as a Service Provider ceases. This will be the case, for example, even in the event of a termination of Participant by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective dismissal on objective grounds, whether adjudged or recognized to be without cause, material modification of the terms of employment agreement under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Company or a Parent or Subsidiary and under Article 10.3 of the Royal Decree 1382/1985. Participant acknowledges that Participant has read and specifically accepts the conditions referred to in Sections 2, 7 and 11 (“Vesting Schedule,” “Nature of Grant” and“No Guarantee of Continued Service”) of the Terms and Conditions of Stock Option Grant.

Notifications

Securities Law Information. No “offer to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with this Option. The Plan, this Agreement and any other documents evidencing this Option have not been, nor will they be, registered with the Comisión Nacional del Mercado de Valores (the Spanish securities regulator), and none of those documents constitutes a public offering prospectus.

Exchange Control Information. Participant must declare the acquisition of Shares to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economics and Competitiveness. Participant must also declare ownership of any Shares by filing a Form D-6 with the Directorate of Foreign Transactions each January while the Shares are owned. In addition, the sale of Shares must also be declared on Form D-6 filed with the DGCI in January, unless the sale proceeds exceed the applicable threshold (currently €1,502,530), in which case, the filing is due within one month after the sale.

When receiving foreign currency payments derived from the ownership of Shares exceeding €50,000 (e.g., dividends or sale proceeds), Participant must inform the financial institution receiving the payment of the basis upon which such payment is made. Participant will need to provide the institution with the following information: (i) Participant’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) any further information that may be required.

Foreign Asset/Account Reporting Information. Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), any foreign instruments (e.g., Shares) and any transactions with non-Spanish residents (including any payments of cash or Shares made to Participant by the Company or any U.S. brokerage account) if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceed €1 million.

Further, to the extent that Participant holds Shares and/or has bank accounts outside Spain with a value in excess of €50,000 (for each type of asset) as of December 31, Participant will be required to report information on such assets on his or her tax return (tax form 720) for such year. After such Shares and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported shares or accounts increases by more than €20,000.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. The following provisions supplement Section 6(a) of the Terms and Conditions of Stock Option Grant:

Participant must pay to the Company or the Parent or Subsidiary employing Participant (“Employer”) any amount of income tax due that the Company or the Employer may be required to account to Her Majesty’s Revenue and Customs (“HMRC”) with respect to the event giving rise to the Tax-Related Items (the “Taxable Event”) that cannot be satisfied by the means described in this Section 6(a). If payment or withholding of the income tax is not made within ninety (90) days of the end of the U.K. tax year in which the Taxable Event occurs or such other period as required under U.K. law (the “Due Date”), Participant agrees that the amount of any uncollected income tax will (assuming Participant is not a director or executive officer of the Company, within the meaning of Section 13(k) of the Exchange Act) constitute a loan owed by Participant to the Company or the Employer (as applicable), effective on the Due Date. Participant agrees that the loan will bear interest at the then-current HMRC official rate and it will be immediately due and repayable, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in this Section 6(a). If Participant fails to comply with his or her obligations in connection with the income tax due as described in this section, the Company may refuse to deliver the Shares acquired under the Plan.

Notwithstanding the foregoing, if Paricipant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), Participant will not be eligible for such a loan to cover the income tax due. In the event that Participant is a director or executive officer and the income tax due is not collected from or paid by Participant by the Due Date, the amount of any uncollected tax will constitute a benefit to Participant on which additional income tax and National Insurance contributions

(“NICs”) will be payable. Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer, as applicable, for the value of any NICs due on this additional benefit. Participant acknowledges that the Company or the Employer may recover any such NICs at any time thereafter by any of the means referred to in this Section 6(a).

Appendix B

COUNTRY-SPECIFIC TERMS AND CONDITIONS

FOR CONSULTANTS OUTSIDE THE U.S.

Terms and Conditions

This Appendix includes additional terms and conditions that govern this Option granted to Participant under the Plan if Participant is a consultant and resides and/or works in one of the countries listed below. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan and/or this Agreement to which this Appendix is attached.

If Participant is a citizen or resident of a country other than the one in which he or she is currently working and/or residing, transfers to another country after the Date of Grant, or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to Participant.

In accepting this Option, Participant acknowledges, understands and agrees that:

1. this Option and any Shares acquired under the Plan, and the income and value of same, are not intended to replace any compensation owed to Participant as a contractor;

2. this Option and any Shares acquired under the Plan, and the income and value of same, are not part of normal or expected compensation for any purpose and shall not be treated as employment-related income;

3. no claim or entitlement to compensation or damages shall arise from forfeiture of this Option resulting from the termination of Participant’s relationship as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or to be subject to employment laws in the jurisdiction where Participant is providing service or the terms of Participant’s service agreement, if any), and in consideration of the grant of this Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any Parent or Subsidiary, waives his or her ability, if any, to bring any such claim, and releases the Company, any Parent or Subsidiary from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim; and

4. for purposes of this Option, Participant’s relationship as a Service Provider will be considered terminated as of the date Participant is no longer providing service to the Company, any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or to be subject to the employment or other laws in the jurisdiction where Participant is providing service or the terms of Participant’s service agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, (i) Participant’s right to vest in this Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period; and (ii) the

Termination Period (if any) during which Participant may exercise this Option after such termination of Participant’s relationship as a Service Provider will commence on the date Participant ceases to provide service; the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing service for purposes of this Option.

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of July 2014. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information noted herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date by the time Participant vests in or exercises this Option or sells any Exercised Shares.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to his or her situation.

Finally, Participant understands that if he or she is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, transfers to another country after the Date of Grant, or is considered a resident of another country, the notifications contained herein may not be applicable to Participant in the same manner.

AUSTRALIA

Terms and Conditions

Exercise of Option. The following provisions supplement Section 4 (“Exercise of Option”) of the Terms and Conditions of Stock Option Grant:

This Option shall be exercisable during its term in accordance with the the vesting schedule set forth in the Notice of Grant and with the applicable provisions of the Plan and this Agreement; provided, however, that if this Option vests and becomes exercisable when the Fair Market Value of a shares is equal to or less than the Exercise Price (as set forth in the Notice of Grant), Participant shall not be permitted to exercise this Option until such date that is the first U.S. business day following the first period of ten consecutive days on which the Fair Market Value of a shares has exceeded the Exercise Price.

Further, unless an earlier Term/Expiration Date is set forth in this Agreement, the Term/Expiration Date of this Option shall be the date that is six (6) years and eleven (11) months after the Date of Grant.

Notifications

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on behalf of Participant.

Securities Law Information. If Participant acquires Shares under the Plan and offers such Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Participant is advised to obtain legal advice regarding his or her disclosure obligations prior to making any such offer.

CHINA

Terms and Conditions

The following provisions apply to People’s Republic of China (PRC) nationals and any other individuals who are subject to exchange control reuqirements in China, as determined by the Company in its sole discretion:

Termination Period. The following provisions replace the first paragraph of the Termination Period provision set forth in the Notice of Grant:

This Option will be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option will be exercisable for six (6) months (or such longer period as may be permited by the China State Administration of Foreign Exchange (“SAFE”) after Participant ceases to be a Service Provider. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 14(c) of the Plan.

Exercise of Option. Notwithstanding any provision of this Agreement, this Option shall not vest nor be exercisable until (a) the Shares are no longer subject to market stand-off restrictions, and (b) all necessary exchange control and other approvals from the China State Administration of Foreign Exchange or its local counterpart (“SAFE”) have been received by the Company or its Chinese Subsidiary under applicable exchange control rules with respect to the Plan and the awards thereunder. Participant must continue to provide services through each date on the vesting schedule to be entitled to exercise this Option.

Cashless Exercise Restriction. Notwithstanding anything to the contrary in this Agreement, due to legal restrictions in China, Participant will be required to pay the Exercise Price by a cashless exercise through a licensed securities broker acceptable to the Company, such that all Shares subject to this Option will be sold immediately upon exercise (i.e., a “same day sale”) and the proceeds of sale, less the Exercise Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to Participant in accordance with any applicable exchange control laws and regulations including but not limited to the restrictions set forth in this Appendix for China below under “Exchange Control Requirements.” The Company reserves the right to provide Participant with additional methods of exercise depending on the development of local law.

Exchange Control Requirements. By accepting this Option, Participant understands and agrees that, pursuant to local exchange control requirements, Participant will be required to repatriate the cash proceeds from the immediate sale of the Shares issued upon the exercise of this Option to China. Participant further understands that, under local law, such repatriation of cash proceeds may need to be effectuated through a special exchange control account established by the Company and/or a Parent or Subsidiary, and Participant hereby consents and agrees that any proceeds from the sale of any Shares Participant acquires may be transferred to such special account prior to being delivered to Participant. Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

The proceeds may be paid to Participant in U.S. dollars or in local currency, at the Company’s discretion. If the proceeds are paid in U.S. dollars, Participant understands and agrees that he or she will be required to set up a U.S. dollar bank account in China (if Participant does not already have one) so that the proceeds may be deposited into this account. If the proceeds are paid in local currency, Participant further understands and agrees that the Company or any Parent or Subsidiary is under no obligation to secure any particular exchange conversion rate and there may be delays in converting the cash proceeds to local currency due to exchange control restrictions. Participant agrees to bear any currency fluctuation risk between the time the cash proceeds are received and the time the cash proceeds are distributed to Participant through the special account described above.

Participant further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with China exchange control requirements.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If Participant makes or receives a payment in excess of this amount,

Participant must report the payment to the German Federal Bank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via the German Federal Bank’s website (www.bundesbank.de).

SPAIN

Terms and Conditions

Nature of Grant. The following provisions supplement Section 2 (“Vesting Schedule”), Section 7 (“Nature of Grant”) and Section 11 (“No Guarantee of Continued Service”) of the Terms and Conditions of Stock Option Grant:

By accepting this Option, Participant consents to participation in the Plan and acknowledges that Participant has received a copy of the Plan.

Participant understands that the Company has unilaterally, gratuitously, and in its sole discretion decided to grant options under the Plan to individuals who may be Service Providers of the Company or a Parent or Subsidiary throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any Parent or Subsidiary, other than to the extent set forth in this Agreement. Consequently, Participant understands that this Option is offered on the assumption and condition that this Option and any Shares acquired under the Plan are not part of any service agreement (either with the Company or any Parent or Subsidiary), and shall not be considered a mandatory benefit, compensation for any purpose, or any other right whatsoever. In addition, Participant understands that this Option would not be granted but for the assumptions and conditions referred to above; thus, Participant acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of or right to this Option shall be null and void.

Further, Participant understands that Participant will not be entitled to continue vesting in this Option once Participant’s status as a Service Provider ceases. Participant acknowledges that Participant has read and specifically accepts the conditions referred to in Sections 2, 7 and 11 (“Vesting Schedule,” “Nature of Grant” and“No Guarantee of Continued Service”) of the Terms and Conditions of Stock Option Grant.

Notifications

Securities Law Information. No “offer to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with this Option. The Plan, this Agreement and any other documents evidencing this Option have not been, nor will they be, registered with the Comisión Nacional del Mercado de Valores (the Spanish securities regulator), and none of those documents constitutes a public offering prospectus.

Exchange Control Information. Participant must declare the acquisition of Shares to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economics and Competitiveness. Participant must also declare ownership of any Shares by filing a Form D-6 with the Directorate of Foreign Transactions each January while the Shares are owned. In addition, the sale of Shares must also be declared on Form D-6 filed with the DGCI in January, unless the sale proceeds exceed the applicable threshold (currently €1,502,530), in which case, the filing is due within one month after the sale.

When receiving foreign currency payments derived from the ownership of Shares exceeding €50,000 (e.g., dividends or sale proceeds), Participant must inform the financial institution receiving the payment of the basis upon which such payment is made. Participant will need to provide the institution with the following information: (i) Participant’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) any further information that may be required.

Foreign Asset/Account Reporting Information. Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), any foreign instruments (e.g., Shares) and any transactions with non-Spanish residents (including any payments of cash or Shares made to Participant by the Company or any U.S. brokerage account) if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceed €1 million.

Further, to the extent that Participant holds Shares and/or has bank accounts outside Spain with a value in excess of €50,000 (for each type of asset) as of December 31, Participant will be required to report information on such assets on his or her tax return (tax form 720) for such year. After such Shares and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported shares or accounts increases by more than €20,000.

UNITED KINGDOM

The Company does not grant Options to Consultants resident in the United Kingdom. Only Employees or Directors resident in the United Kingdom are eligible to receive Options.

EXHIBIT B

VITAL THERAPIES, INC.

2014 EQUITY INCENTIVE PLAN

GLOBAL EXERCISE NOTICE

Vital Therapies, Inc.

15010 Avenue of Science, Suite 200

San Diego, CA 92128

Attention:	Stock Administration

1. Exercise of Option. Effective as of today,             ,         , the undersigned (“Purchaser”) hereby elects to purchase                     shares (the “Shares”) of the Common Stock of Vital Therapies, Inc. (the “Company”) under and pursuant to the 2014 Equity Incentive Plan (the “Plan”) and the Global Stock Option Agreement dated                     , which includes the Notice of Stock Option Grant, Terms and Conditions of Stock Option Grant and the appendices containing country-specific terms and conditions (collectively, the “Agreement”). The purchase price for the Shares will be $        , as required by the Agreement.

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares and any required income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items (“Tax-Related Items”), withholding to be paid in connection with the exercise of the Option.

3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 14 of the Plan.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company or its Parent or Subsidiary for any tax advice.

6. Entire Agreement. The Plan and the Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof.

7. Governing Law and Venue. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware, USA. For purposes of any action, lawsuit or other proceedings brought to enforce this Exercise Notice, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of San Diego County, California, USA, or the federal courts for the United States for the Southern District of California, and no other courts.

Submitted by:	Accepted by:

PURCHASER	VITAL THERAPIES, INC.

Signature	By

Print Name	Its

Address:

Date Received